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                                                                Exhibit 10(c)(4)


                                HUNT CORPORATION

                                    ADDENDUM
                                       to
                 Stock Option Agreement dated December 20, 2000
                 Between Hunt Corporation and Bradley P. Johnson


                  On December 20, 2000, the Compensation Committee of the Board of Directors of Hunt Corporation (the "Company") granted stock options (the "Options") to Bradley P. Johnson under the Company's 1993 Stock Option and Stock Grant Plan (the "Plan"). Subsequently an option agreement dated December 20, 2000 (the "Option Agreement") was entered into between the Company and Bradley
P. Johnson setting forth the terms of the Options.

                  Section 5 of the Option Agreement provides, in part, that the Options are subject to possible acceleration as provided in Section 8 of the Plan. Section 8 of the Plan, in turn, authorizes the Compensation Committee, in its discretion, to accelerate, in whole or in part, options granted under the Plan in the event the Compensation Committee determines that a change in control of the Company has occurred or is likely to occur. Pursuant to such authority, the Compensation Committee determined on January 2, 2002 that, in the event of a Change in Control of the Company (as defined below) occurring prior to December 20, 2002, any and all then outstanding unvested Options automatically shall accelerate and immediately become exercisable in full. It is the purpose of this Addendum to incorporate formally such automatic acceleration in such circumstances as a term of the Options, it being understood, however, that such automatic acceleration shall only be applicable to the Options granted December 20, 2000 and shall not limit other authority granted to the Compensation Committee with respect to such Options under the Plan, including Section 8 thereof.

                  As used in this Addendum, a "Change in Control" of the Company shall be deemed to have occurred if:

         (a) any person (a "Person"), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (i) the Company and/or its wholly-owned subsidiaries, (ii) any ESOP or other employee benefit plan of the Company, and any trustee or other fiduciary in such capacity holding securities under such plan,
                  (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (iv) the Executive or any group of Persons of which he voluntarily is a part), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities, or such lesser percentage of voting power, but not less than 15%, as the Board of Directors of the Company shall determine; provided, however that a Change in Control shall not be deemed to have occurred under the provisions of this subsection (a) by reason of the beneficial ownership of voting securities by members of the Bartol Family (as defined below) unless and until the beneficial ownership of all members of the Bartol Family (including any other individuals or entities who or which, together with any member or members of the Bartol Family, are deemed under Sections 13(d) or 14(d) of the Exchange Act to constitute a single Person) exceeds 50% of the combined voting power of the Company's then outstanding securities;



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         (b)      during any two-year period beginning after October 1, 1999,
                  Directors of the Company in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of subsections (a) or (c) hereof) whose election by the Board of Directors of the Company, or whose nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board; or

         (c) the Company's shareholders or the Company's Board of Directors shall approve (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company's voting common shares (the "Common Shares") would be converted into cash, securities and/or other property, other than a merger of the Company in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger as they had in the Common Shares immediately before,
                  (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company, or (iii) the liquidation or dissolution of the Company.

                  As used in this Addendum, "members of the Bartol Family" shall mean the wife, children and descendants of such children of the late George E. Bartol III, their respective spouses and estates, any trusts primarily for the benefit of any of the foregoing and the administrators, executors and trustees of any such estates or trusts.


                  IN WITNESS WHEREOF, the Company, intending to be legally bound hereby, has caused this Addendum to be duly executed by its officers thereunto duly authorized.


(Corporate Seal)                                     HUNT CORPORATION



Attest:




                                            By:
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